FOR IMMEDIATE RELEASE
CONTACT:     Curt Hecker, CEO
Intermountain Community Bancorp
(208) 263-0505 curt.hecker@panhandlebank.com

Doug Wright, Executive Vice President & CFO
Intermountain Community Bancorp
(509) 363-2635 doug.wright@intermountainbank.com
INTERMOUNTAIN ANNOUNCES NASDAQ LISTING
SANDPOINT, Idaho, January 9, 2013 (GLOBE NEWSWIRE) -- Intermountain Community Bancorp (OTCBB: IMCB) (the "Company"), the bank holding company of Panhandle State Bank, today announced that its common shares have been approved for listing on the NASDAQ Capital Market (NASDAQ) under the ticker symbol “IMCB.” The Company expects that its shares will begin trading on the NASDAQ exchange today, January 9, 2013.
“We are pleased to have successfully completed this process, which will increase the visibility of our company in the marketplace,” said Curt Hecker, Intermountain’s Chief Executive Officer.
Intermountain has filed reports with the United States Securities and Exchange Commission since 2004 and its shares were previously listed on the OTC Bulletin Board and traded under the same “IMCB” symbol. The Company’s reports are available on our website at http://www.intermountainbank.com or on the SEC’s website at http://www.sec.gov.
About Intermountain Community Bancorp
Intermountain is headquartered in Sandpoint, Idaho, and operates as four separate divisions with nineteen banking locations in three states. Its banking subsidiary, Panhandle State Bank, offers financial services through northern Idaho offices in Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d'Alene, Post Falls, Rathdrum and Kellogg. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa, Caldwell and Fruitland, as well as in Ontario, Oregon. Intermountain Community Bank Washington, a division of Panhandle State Bank, operates branches in downtown Spokane and Spokane Valley, Washington. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho.
Forward Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include but are not limited to statements about the Company's plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, as applicable, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. Readers are cautioned that forward-looking statements in this release speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.